Oppenheimer Florida Municipal Fund
                  Exhibit 24(b)(16) to Form N-1A
               Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past
10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  11/10/93           0.0530000      0.0000000            11.590
  12/10/93           0.0530000      0.0000000            11.770
  01/10/94           0.0530000      0.0000000            11.790
  02/10/94           0.0530000      0.0000000            11.750
  03/10/94           0.0530000      0.0000000            11.140
  04/08/94           0.0530000      0.0000000            10.730
  05/10/94           0.0530000      0.0000000            10.670
  06/10/94           0.0530000      0.0000000            11.040
  07/08/94           0.0530000      0.0000000            10.620
  08/10/94           0.0530000      0.0000000            10.750
  09/09/94           0.0530000      0.0000000            10.710
  10/10/94           0.0530000      0.0000000            10.440
  11/10/94           0.0530000      0.0000000             9.930
  12/09/94           0.0530000      0.0000000            10.140
  01/10/95           0.0530000      0.0000000            10.320
  02/10/95           0.0530000      0.0000000            10.750
  03/10/95           0.0530000      0.0000000            10.790
  04/10/95           0.0530000      0.0000000            10.930
  05/10/95           0.0530000      0.0000000            11.010
  06/09/95           0.0530000      0.0000000            11.160
  07/10/95           0.0530000      0.0000000            11.060
  08/10/95           0.0530000      0.0000000            10.900
  09/08/95           0.0530000      0.0000000            11.050
  10/10/95           0.0506000      0.0000000            11.140
  11/10/95           0.0506000      0.0000000            11.230
  12/08/95           0.0506000      0.0000000            11.420
  01/10/96           0.0506000      0.0000000            11.340
  02/09/96           0.0506000      0.0000000            11.400
  03/08/96           0.0506000      0.0000000            11.090
  04/10/96           0.0506000      0.0000000            10.980
  05/10/96           0.0506000      0.0000000            10.980
  06/10/96           0.0506000      0.0000000            10.870
  07/10/96           0.0506000      0.0000000            10.930
  08/09/96           0.0506000      0.0000000            11.210
  09/10/96           0.0506000      0.0000000            10.990
  10/10/96           0.0506000      0.0000000            11.120
  11/08/96           0.0506000      0.0000000            11.220
  12/10/96           0.0506000      0.0000000            11.230
  01/10/97           0.0506000      0.0000000            11.130
  02/10/97           0.0506000      0.0000000            11.250
  03/10/97           0.0506000      0.0000000            11.210
  04/10/97           0.0506000      0.0000000            11.050
  05/09/97           0.0506000      0.0000000            11.110
  06/10/97           0.0506000      0.0000000            11.250
  07/10/97           0.0506000      0.0000000            11.350





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Oppenheimer Florida Municipal Fund
Page 2

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class B Shares
  11/10/93           0.0410915      0.0000000            11.590
  12/10/93           0.0436759      0.0000000            11.780
  01/10/94           0.0468184      0.0000000            11.810
  02/10/94           0.0456769      0.0000000            11.760
  03/10/94           0.0461788      0.0000000            11.160
  04/08/94           0.0461931      0.0000000            10.740
  05/10/94           0.0463047      0.0000000
10.680               06/10/94       0.0450584
0.0000000            11.060
  07/08/94           0.0468869      0.0000000            10.640
  08/10/94           0.0459714      0.0000000            10.770
  09/09/94           0.0457576      0.0000000            10.730
  10/10/94           0.0470162      0.0000000            10.460
  11/10/94           0.0469221      0.0000000             9.940
  12/09/94           0.0463407      0.0000000            10.150
  01/10/95           0.0466534      0.0000000            10.340
  02/10/95           0.0457796      0.0000000            10.760
  03/10/95           0.0464463      0.0000000            10.800
  04/10/95           0.0465218      0.0000000            10.950
  05/10/95           0.0460054      0.0000000            11.030
  06/09/95           0.0456381      0.0000000            11.180
  07/10/95           0.0463674      0.0000000            11.080
  08/10/95           0.0460523      0.0000000            10.920
  09/08/95           0.0459325      0.0000000            11.060
  10/10/95           0.0437788      0.0000000            11.160
  11/10/95           0.0430014      0.0000000            11.250
  12/08/95           0.0440888      0.0000000            11.430
  01/10/96           0.0433970      0.0000000            11.360
  02/09/96           0.0430042      0.0000000            11.420
  03/08/96           0.0442573      0.0000000            11.110
  04/10/96           0.0434936      0.0000000            10.990
  05/10/96           0.0433521      0.0000000            10.990
  06/10/96           0.0442989      0.0000000            10.890
  07/10/96           0.0439453      0.0000000            10.940
  08/09/96           0.0433988      0.0000000            11.230
  09/10/96           0.0439123      0.0000000            11.010
  10/10/96           0.0438426      0.0000000            11.140
  11/08/96           0.0434730      0.0000000            11.230
  12/10/96           0.0441669      0.0000000            11.250
  01/10/97           0.0431526      0.0000000            11.150
  02/10/97           0.0439382      0.0000000            11.260
  03/10/97           0.0441345      0.0000000            11.230
  04/10/97           0.0435139      0.0000000            11.070
  05/09/97           0.0432829      0.0000000            11.120
  06/10/97           0.0436673      0.0000000            11.270
  07/10/97           0.0435803      0.0000000            11.370









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Oppenheimer Florida Municipal Fund
Page 3

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class C Shares
  09/08/95           0.0192678      0.0000000            11.040
  10/10/95           0.0499167      0.0000000            11.140
  11/10/95           0.0482577      0.0000000            11.230
  12/08/95           0.0506349      0.0000000            11.410
  01/10/96           0.0442657      0.0000000            11.340
  02/09/96           0.0420212      0.0000000            11.400
  03/08/96           0.0418421      0.0000000            11.090
  04/10/96           0.0425692      0.0000000            10.980
  05/10/96           0.0427069      0.0000000            10.980
  06/10/96           0.0440270      0.0000000            10.870
  07/10/96           0.0458665      0.0000000            10.930
  08/09/96           0.0433848      0.0000000            11.210
  09/10/96           0.0438203      0.0000000            10.990
  10/10/96           0.0413458      0.0000000            11.120
  11/08/96           0.0438422      0.0000000            11.210
  12/10/96           0.0431659      0.0000000            11.220
  01/10/97           0.0425855      0.0000000            11.130
  02/10/97           0.0415242      0.0000000            11.240
  03/10/97           0.0438344      0.0000000            11.200
  04/10/97           0.0434034      0.0000000            11.040
  05/09/97           0.0429834      0.0000000            11.100
  06/10/97           0.0430356      0.0000000            11.240
  07/10/97           0.0433810      0.0000000            11.350



Oppenheimer Florida Municipal Fund
Page 4


1. Average Annual Total Returns for the Periods Ended 07/31/97:

   The formula for calculating average annual total return is as follows:

    1/number of years = n       {(ERV/P)^ n} - 1 = average annual
total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment
                 made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum            Examples at NAV:
  sales charge of 4.75%:

  One Year                              One Year

  {($1,041.93/$1,000)^ 1} - 1   = 4.19%

  {($1,093.89/$1,000)^ 1} - 1   = 9.39%




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  Inception Year                        Inception Year

  {($1,184.14/$1,000)^ .2609} - 1 = 4.51%

  {($1,243.18/$1,000)^ .2609} - 1 = 5.84%


Class B Shares

Examples, assuming a maximum            Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                              One Year

  {($1,035.64/$1,000)^ 1} - 1   = 3.56%

  {($1,085.64/$1,000)^ 1} - 1   = 8.56%

  Inception Year                        Inception Year

  {($1,179.46/$1,000)^.2609} - 1 = 4.40%

  {($1,209.46/$1,000)^.2609} - 1 = 5.09%


Class C Shares

Examples, assuming a maximum            Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                              One Year

  {($1,074.11/$1,000)^ 1} - 1  = 7.41%

  {($1,084.12/$1,000)^ 1} - 1  = 8.41%

  Inception Year                        Inception Year

  {($1,145.21/$1,000)^.5202} - 1 = 7.31%

  {($1,145.21/$1,000)^.5202} - 1 = 7.31%



Oppenheimer Florida Municipal Fund
Page 5


2. Cumulative Total Returns for the Periods Ended 07/31/97:

    The formula for calculating cumulative total return is as follows:

             (ERV - P) / P  =  Cumulative Total Return






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Class A Shares

Examples, assuming a maximum            Examples at NAV:
  sales charge of 4.75%:

  One Year                              One Year

  $1,041.93 - $1,000 /$1,000 =  4.19%

  $1,093.89 - $1,000 /$1,000 =  9.39%


  Inception Year                        Inception Year

  $1,184.14 - $1,000 /$1,000 = 18.41%

  $1,243.18 - $1,000 /$1,000 = 24.32%



Class B Shares

Examples, assuming a maximum            Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                              One Year

  $1,035.64 - $1,000 /$1,000 =  3.56%

  $1,085.64 - $1,000 /$1,000 =  8.56%

  Inception Year                        Inception Year

  $1,179.46 - $1,000 /$1,000 = 17.95%

  $1,209.46 - $1,000 /$1,000 = 20.95%



Class C Shares

Examples, assuming a maximum            Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

One Year                                One Year

  $1,074.11 - $1,000 /$1,000 =  7.41%

  $1,084.12 - $1,000 /$1,000 =  8.41%

  Inception Year                        Inception Year

  $1,145.21 - $1,000 /$1,000 = 14.52%

  $1,145.21 - $1,000 /$1,000 = 14.52%




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Oppenheimer Florida Municipal Fund
Page 6


3. Standardized Yield for the 30-Day Period Ended 07/31/97:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                                       a - b          6
                        Yield =  2 { (--------  +  1 )  -  1 }
                                      cd or ce

   The symbols above represent the following factors:

a = Dividends and interest earned during the 30-day period.
b = Expenses accrued for the period (net of any expense
    reimbursements).
c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends.
d = The Fund's maximum offering price (including sales charge) per share on the last day of the period.
e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 4.75%:


           $119,062.59 - $13,818.20      6
        2{(------------------------ +  1)  - 1}  = 4.48%
             2,363,195  x  $12.04



Class B Shares

Example at NAV:


           $ 66,304.70 - $17,524.26      6
        2{(------------------------ +  1)  - 1}  = 3.91%
             1,313,969  x  $11.49



Class C Shares

Example at NAV:


           $  3,755.99 - $ 1,069.11      6
        2{(------------------------ +  1)  - 1}  = 3.80%
                74,610  x  $11.46







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Oppenheimer Florida Municipal Fund
Page 7


4. DIVIDEND YIELDS FOR THE PERIOD ENDED 07/31/96:

    The Fund's dividend yields are calculated using the following formula:

             Dividend Yield   =  { (a x 12 } / b or c

    The symbols above represent the following factors:

a = The last declared dividend earned during the period. b = The Fund's maximum offering price (including sales charge)
    per share on payable date.
c = The Fund's net asset value (excluding sales charge) per share on dividend payable date.

Examples:

Class A Shares

Dividend Yield
at Maximum Offering  $.0506000 x 12/$11.92 = 5.09%


Dividend Yield
at Net Asset Value   $.0506000 x 12/$11.35  = 5.35%


Class B Shares

Dividend Yield
at Net Asset Value   $.0435803 x 12/$11.37  = 4.60%

Class C Shares

Dividend Yield
at Net Asset Value   $.0433810 x 12/$11.35  = 4.59%



5. TAX-EQUIVALENT YIELDS FOR THE 30-DAY PERIOD ENDED 07/31/96:

   The Fund's tax-equivalent yields are calculated using the following formula:

            a / (1-c) + b = Tax-Equivalent Yield

   The symbols above represent the following factors:

a = 30-day SEC yield of tax-exempt security positions in the portfolio. b = 30-day SEC yield of taxable security positions in the portfolio. c = Stated federal income rate for an individual in the 39.6% federal tax bracket filing singly).

Examples:

  Class A Shares     0.0448 / (1 - .3960) + 0 =  7.42%

  Class B Shares     0.0391 / (1 - .3960) + 0 =  6.47%


  Class C Shares     0.0380 / (1 - .3960) + 0 =  6.29%